As filed with the Securities and Exchange Commission on August 6, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2463898
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Alphatec Holdings, Inc.

1950 Camino Vida Roble

Carlsbad, California 92008

(Address of Principal Executive Offices) (Zip Code)

Alphatec Holdings, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

(Full Title of the Plan)

Craig E. Hunsaker, Esq.

EVP, People & Culture and General Counsel

Alphatec Holdings, Inc.

1950 Camino Vida Roble

Carlsbad, California 92008

(Name and Address of Agent for Service)

(760) 431-9286

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joshua E. Little, Esq.

Dentons Durham Jones & Pinegar P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	500,000 shares (1)	$14.41 (2)	$7,205,000.00	$786.07

(1)

Represents an additional 500,000 shares of Common Stock available for future issuance under the Alphatec Holdings, Inc. Amended and Restated 2007 Employee Stock Purchase Plan (the “Purchase Plan”) pursuant to the amendment of the Purchase Plan approved by the stockholders of the Company on June 16, 2021, which increased the shares of Common Stock available for issuance under the Purchase Plan by 500,000.

(2)

This estimate is made pursuant to Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $14.41, which is the average of the high and low prices for the Registrant’s common stock as reported on The Nasdaq Global Select Market on August 3, 2021.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the Purchase Plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

This Registration Statement registers the offer and sale of an additional aggregate 500,000 shares of Common Stock for issuance under the Purchase Plan. In accordance with Instruction E to Form S-8, the contents of the following prior registration statement on Form S-8, previously filed with respect to the Purchase Plan (the “Prior Registration Statements”), are hereby incorporated by reference:

•

With respect to the Purchase Plan, the Company previously registered (i) 750,000 shares of Common Stock on Form S-8 filed with the Commission on July 16, 2019 (File No. 333-232661), (ii) 500,000 shares of Common Stock on Form S-8 filed with the Commission on May 12, 2017 (File No. 333-217901), (iii) 58,333 shares of Common Stock on Form S-8 filed with the Commission on March 31, 2017 (File No. 333-217055), (iv) 700,000 shares of Common Stock on Form S-8 filed with the Commission on May 6, 2016 (File No. 333-211182), (v) 700,000 shares of Common Stock on Form S-8 filed with the Commission on March 5, 2015 (File No. 333-202504), (vi) 1,500,000 shares of Common Stock on Form S-8 filed with the Commission on June 9, 2014 (File No. 333-19619), (vii) 700,000 shares of Common Stock filed with the Commission on March 12, 2013 (File No. 333-187189), and (viii) 350,000 shares of Common Stock on Form S-8 filed with the Commission on November 7, 2007 (File No. 333-147212).

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Purchase Plan. The documents containing the information specified in Part I will be delivered to the participants in the Purchase Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Commission, the information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

INDEX TO EXHIBITS FILED WITH FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

5.1	Opinion of Dentons Durham Jones & Pinegar P.C., filed herewith	X

10.1*	Amended and Restated 2007 Employee Stock Purchase Plan		Form 8-K/A (Exhibit 10.1)	06/22/17	000-52024

10.2*	First Amendment to the Amended and Restated 2007 Employee Stock Purchase Plan		Form 8-K (Exhibit 10.2)	06/13/19	000-52024

10.3*	Second Amendment to the Amended and Restated 2007 Employee Stock Purchase Plan		Form 8-K (Exhibit 10.1)	06/21/21	000-52024

23.1	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C., filed herewith	X

23.3	Consent of Dentons Durham Jones Pinegar P.C., filed herewith (included in exhibit 5.1)	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on August 6, 2021.

ALPHATEC HOLDINGS, INC.

By:	/s/ Patrick S. Miles
Patrick S. Miles
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Alphatec Holdings, Inc. (the “Company”), hereby severally constitute and appoint J. Todd Koning and Craig E. Hunsaker, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Patrick S. Miles Patrick S. Miles	Chairman and Chief Executive Officer (Principal Executive Officer)	August 6, 2021

/s/ J. Todd Koning J. Todd Koning	EVP, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2021

/s/ Evan Bakst Evan Bakst	Director	August 6, 2021

/s/ Mortimer Berkowitz III Mortimer Berkowitz III	Director	August 6, 2021

/s/ Quentin Blackford Quentin Blackford	Director	August 6, 2021

/s/ Jason Hochberg Jason Hochberg	Director	August 6, 2021

/s/ Marie Meynardier Marie Maynardier	Director	August 6, 2021

/s/ Karen McGinnis Karen McGinnis	Director	August 6, 2021

/s/ David H. Mowry David H. Mowry	Director	August 6, 2021

/s/ David Pelizzon David Pelizzon	Director	August 6, 2021

/s/ Jeffrey P. Rydin Jeffrey P. Rydin	Director	August 6, 2021

/s/ James L.L. Tullis James L.L. Tullis	Director	August 6, 2021

/s/ Donald A. Williams Donald A. Williams	Director	August 6, 2021

/s/ Ward W. Woods Ward W. Woods	Director	August 6, 2021